UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

Pediatrix Medical Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, Florida		33323
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 384-0175

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2025, PMG Services, Inc. (“PMG Services”), a Florida corporation and wholly-owned subsidiary of Pediatrix Medical Group, Inc., and Guidehouse Managed Services LLC, a Delaware limited liability company (“Guidehouse”), agreed to amend Statement of Work #1 under that certain Master Services Agreement, dated as of April 19, 2024, between PMG Services and Guidehouse (as amended, the “Agreement”), to, among other things, extend the term from April 19, 2025 through June 30, 2025.

Also on April 15, 2025, PMG Services and Guidehouse entered into a certain Statement of Work #2 under the Agreement pursuant to which Guidehouse will provide certain services to PMG Services commencing July 1, 2025. In exchange for the provision of the services described therein, PMG Services will pay Guidehouse (i) certain fixed payments, (ii) certain variable payments and (iii) certain incentive payments based on Guidehouse’s achievement of certain performance metrics, in each case as calculated in accordance therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pediatrix Medical Group, Inc.

Date:	April 18, 2025	By:	/s/ Kasandra H. Rossi
Kasandra H. Rossi Chief Financial Officer